CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Registration Statement on Form N-1A of Oak Value Trust and to the use of our report dated July 31, 2007 on the Oak Value Fund's (a series of shares of Oak Value Trust) financial statements and financial highlights as of and for the year ended June 30, 2007. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 25, 2007